Exhibit 3.31

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BARROW MEDICAL CENTER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE SEVENTH DAY OF MAY, A.D. 1999, AT 3:30 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “BARROW MEDICAL CENTER, LLC” .

2964278 8100H	/s/ Jeffrey W. Bullock

110292140 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTCATION: 8619774 DATE: 03-14-11

\

CERTIFICATE OF FORMATION
OF
BARROW MEDICAL CENTER, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is Barrow Medical Center, LLC (the “Company”).
          SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
          THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 5, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/09/1998
981430190 — 2964278

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 05/07/1999
991183128 — 2964278
CERTIFICATE OF MERGER
OF
EP BARROW PROPERTYCO, LLC
AND
EDI BARROW, LLC
INTO
BARROW MEDICAL CENTER, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
The undersigned limited liability company DOES HEREBY CERTIFY:
          FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Barrow Medical Center, LLC (“LLC 1”) EP Barrow Propertyco, LLC (“LLC 2”) EDI Barrow, LLC (“LLC 3”)	Delaware Delaware Delaware
          SECOND: An Agreement and Plan of Merger among the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in the merger.
          THIRD: Each of LLC 2 and LLC 3 shall be merged with and into LLC 1, with LLC 1 being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Barrow Medical Center, LLC.
          FOURTH: The Certificate of Formation of LLC 1 at the effective date of the merger shall be the Certificate of Formation of the Surviving Entity.
          FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

          SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of the constituent entities.
          SEVENTH: This Certificate of Merger shall be effective on May 7, 1999.
*****

2

     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th day of May, 1999.

BARROW MEDICAL CENTER, LLC
By:	/s/ Ronald Lee Grubbs
Ronald Lee Grubbs, Jr.
Vice President

3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020041905 — 2964278
CERTIFICATE OF AMENDMENT
OF
Barrow Medical Center, LLC
          1. The name of the limited liability company is Barrow Medical Center, LLC
          2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company,

Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Barrow Medical Center, LLC this 15 day of January, 2002.

Barrow Medical Center, LLC
/s/ William F. Carpenter III
William F. Carpenter III, Title Manager